PROMISE PURCHASE AGREEMENT FOR THE SHARES OF THE CORPORATION VIERNES 13, S.A.

Between the undersigned, to wit: DANIEL LAHEY, male, US citizen, of legal age, married, with passport No. Z7823744, with address at Isla Taboga, Republic of Panama, hereinafter referred to as THE PROMISSORY SELLER, on one part, and on the other part, SOLARTE HOTEL CORPORATION, a British Virgin Islands corporation, with address at  Craigmuir Chambers, Roadtown, British Virgin Islands, acting in its own name, hereinafter referred to as THE PROMISSORY BUYER, hereby enter into the following Share Purchase Promise Contract, according to the following clauses:

FIRST: THE PROMISSORY SELLER declares and guarantees to THE PROMISSORY BUYER:

a). That THE PROMISSORY SELLER is the owner of one hundred percent (100%) of the shares of the corporation VIERNES 13, S.A., juridical person recorded at Microjacket 473085 Document 7211083 of the Mercantile Section of the Public Registry, hereinafter referred as to THE CORPORATION.

b). That the shares of THE CORPORATION, hereinafter called THE SHARES, are represented in the share certificates that are detailed in the Annex C of this Contract.

c). That THE SHARES are totally paid and released, and over them there are no encumbrances, pledge or charge.

d). That THE SELLER has the free disposition of THE SHARES and does not exist any legal, conventional, statutory, or judicial restriction of any other kind that affects the free disposal.

e). That THE CORPORATION is fully incorporated according to the Articles of Incorporation.

f). That THE CORPORATION is the right full owner of the Right of Possession over a lot of 0 Has + 1,576.61 square meters located at Isla Solarte, Subdivision of Bastimentos, District of Bocas del Toro, Province of Bocas del Toro, Republic of Panama, whose boundaries are as follows:

North: OCEAN

South: MANGROVE.

East: OCEAN

West: MANGROVE & OCEAN.

In addition to the latter, THE PROMISSORY SELLER declare that THE CORPORATION does not has any debts or obligations of any type with third parties or with the State of Panama, its Institutions or dependencies, nor in Panama, nor in any other country in the world.

SECOND:  THE PROMISSORY SELLER transfers to THE PROMISSORY BUYERS under this promise purchase contract, THE SHARES, THE CORPORATION and THE RIGHTS OF POSSESSION described, for the total price of NINETY FIVE THOUSAND US DOLLARS (US $95,000.00), legal currency of the United States of America, total price, which will be paid within sixty (60) days after the signature of the present Contract. THE PROMISSORY BUYERS must pay to THE PROMISSORY SELLER in the following manner:

1). An initial payment of 1% of the sale value, that is, the sum of ONE THOUSAND DOLLARS WITH 00/100 ($1,000.00), this was already paid as earnest money, paid to the Real State Agency ProBocas.

2). The remaining amount, that is, the sum of NINTY FOURTH THOUSAND DOLLARS WITH 00/100 (US$94,000.00), legal currency of the United of America, will be paid through a Manager’s check drawn on a Panamanian bank, to be delivered to THE PROMISSORY SELLER at the moment of execution of the final purchase deed.

THIRD: At the moment of closing that is at the time of payment of the balance indicated in number 2 above THE PROMISSORY SELLER should provide THE PROMISSORY BUYERS, the following documents:

1.

Original Shares Certificate  No.1 & 2 dated

January 15th, 2008, for THE CORPORATION duly endorsed on .

2.

Share Registry Book of the shares of THE CORPORATION duly updated to the date of delivery.

3.

Copy of minutes of THE CORPORATION, recorded in the Public Registry, if any.

4.

Original of the Public Deed which contains the Articles of Incorporation of the corporations THE CORPORATION,

5.

Original of Income Tax Returns filed by THE CORPORATION

6.

All contracts entered into by THE CORPORATION

7.

Original of the Public Deed whereby THE CORPORATION, purchase Possesory Rights.

8.

THE PROMISSORY SELLER confirms that there are no employees for the Property, therefore no sum is outstanding in this concept to the Caja de Seguro Social.  This confirmation will also be provided in an AFIDAVIT  from the SHAREHOLDER  of the corporation.

9.

Income tax good standing certificate issued by the Regional Directorate of Income with respect to THE CORPORATION,

10.

Certification issued by the SHAREHOLDER of  THE CORPORATION,  whereby it is indicated that said corporations have no debts, obligations or compromises with third parties or with the State of Panama, its Institutions or dependencies.

11.

Indemnity Agreement whereby THE PROMISSORY SELLER will hold THE PROMISSORY BUYER harmless in the event of any claim due to activities of THE CORPORATION.,  up to the date of this contract.

12.

Copy of the passports of the President and the Secretary of THE CORPORATION,

13.

Transfer of the share of the Subscribers of THE CORPORATION, duly authenticated before Notary Public.

14.

The originals of all the Annual Franchise Forms for THE CORPORATION, THE PROMISSORY SELLER will provide to THE PROMISSORY BUYER original of receipt of payment.

The parties agree that all documents will be delivered by THE PROMISSORY SELLER to THE PROMISSORY BUYERS, once the final payment has been received by THE PROMISSORY SELLER

FOURTH: The parties declare that THE PROMISSORY SELLER will coordinate a meeting of the Shareholders of the corporations THE CORPORATION, in order to approve the change of Directors/Officers and Resident Agent in the following manner:

Director – President: Karen Campo

Director - Secretary: Karen Campo

Director - Treasurer: Karen Campo

Resident Agent: PANAMA OFFSHORE LEGAL SERVICES, with domicile at IPASA (previous Davivienda) building, 3rd floor (diagonal Grupo Los Pueblos), 41st Street, Balboa Avenue, Panama City, Republic of Panama.

The Parties agree that all cost regarding the changes of THE CORPORATION will be responsibility of THE PROMISSORY BUYERS and that the same may choose the lawyer that will undertake the corresponding process.  THE PROMISSORY SELLER is obligated to deliver to THE PROMISSORY BUYERS the minute signed by the Board of Directors for its protocolization no later than thirty (30) days after the signatures of this Contract.

FIFTH:  THE PARTIES agree that THE PROMISSORY BUYER will assume as of said date all costs related to maintenance of the Property and must assume any expense caused due to public services, if any, with respect to the Property.

SIXTH: THE PROMISSORY SELLER declares and it is hereby accepted by THE PROMISSORY BUYER, that in the event that the purchase of the shares described in this contract is not completed due to reasons caused by THE PROMISSORY BUYERS, as well as due to personal, economic or his simple decision not to buy, THE PROMISSORY SELLERS will keep for themselves, as penalty, the sums received up to said date, without right to any claim, by part of THE PROMISSORY BUYERS.

SEVENTH:

THE PROMISSORY BUYERS will be responsible for expenses related to this contract.

EIGHTH:

The Parties declare that they accept the present SHARE PROMISE TO PURCHASE AGREEMENT according to the terms and conditions of the same.

This contract will be governed by the laws of the Republic of Panama.

IN WITNESS WHEREOF, the Parties sign the present contract in two copies of the same tenor and effect, on the month of September, 15th of 2008.

THE SELLER

                 THE BUYERS

       SOLARTE HOTEL CORPORATION

/s/ Daniel Lahey

/s/Karen Campo

________________________

________________________

DANIEL LAHEY

Karen Campo, President